SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              FORM 8-K/A

                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        August 22, 1994



                 INTERNATIONAL MULTIFOODS CORPORATION
         (Exact name of registrant as specified in its charter)





 Delaware                          1-6699            41-0871880
(State or other jurisdiction      (Commission       (I.R.S. Employer
 of incorporation)                 File Number)      Identification No.)


 33 South Sixth Street, Minneapolis, Minnesota                 55402
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:       (612) 340-3300



 Not applicable
(Former name or former address, if changed since last report)



Item 7.      Financial Statements and Exhibits.

     (a)     Financial statements of business acquired.

             Financial statements of Leprino Foodservice Distribution (a division of Leprino Foods Company) as of June 4, 1994, October 30, 1993 and October 31, 1992 and for the 31 weeks ended June 4, 1994 and the fiscal years ended October 30, 1993 and October 31, 1992, including notes thereto.

     (b)     Pro forma financial information.

             Pro forma financial information reflecting the acquisition of the specialty foodservice distribution business of Leprino Foods Company, as described above in Item 2.

     (c)     Exhibits.

             2.1     Asset Purchase Agreement among Multifoods
                     Distribution, Inc. (Buyer), International
                     Multifoods Corporation (Buyer's Parent) and Leprino Foods Company (Seller) and James G. Leprino
                     (Seller's Shareholder) dated as of July 29, 1994.




                           LEPRINO FOODSERVICE
                              DISTRIBUTION

                          FINANCIAL STATEMENTS

         June 4, 1994, October 30, 1993 and October 31, 1992






               [Letterhead of Price Waterhouse L.L.P.]


               Report of Independent Accountants

July 29, 1994


To the Board of Directors
 and Stockholders of
 Leprino Foods Company

In our opinion, the accompanying balance sheet and the related statements of income and of cash flows present fairly, in all material respects, the financial position of Leprino Foodservice Distribution (a division of Leprino Foods Company) at June 4, 1994, October 30, 1993, and October 31, 1992, and the results of its operations and its cash flows for the 31 weeks ended June 4, 1994 and for each of the two years in the period ended October 30, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                              /s/ Price Waterhouse  LLP

                         LEPRINO FOODSERVICE DISTRIBUTION
                       (A DIVISION OF LEPRINO FOODS COMPANY)
                                   BALANCE SHEET


                                June 4,      October 30,       October 31,
Assets                           1994            1993             1992
                                            (in thousands)

Current assets
  Cash                         $     3         $     3           $     3
  Receivables, net              22,726          20,142            15,054
  Inventories                   22,370          21,544            17,300

    Total current assets        45,099          41,689            32,357

Property, plant
  and equipment, net            19,083          17,748            18,735
Other assets                        92              96               101

                               $64,274         $59,533           $51,193

Liabilities and
  division equity

Current liabilities
  Accounts payable             $16,567         $13,411           $11,474
  Accrued expenses
    and liabilities              3,353           4,190             4,242

    Total current
      liabilities               19,920          17,601            15,716

Deferred liabilities               364             288               159
Interdivisional payable              -             994             1,479
Commitments

Division equity                 43,990          40,650            33,839

                               $64,274         $59,533           $51,193


The accompanying notes are an integral part of the financial statements.


                         LEPRINO FOODSERVICE DISTRIBUTION
                       (A DIVISION OF LEPRINO FOODS COMPANY)
                               STATEMENT OF INCOME


                                  31 Weeks             Year Ended
                                   Ended       --------------------------
                                   June 4,     October 30,     October 31,
                                    1994          1993            1992
                                             (in thousands)

Net sales                         $244,040       $364,585        $330,624

Expenses
  Cost of sales                    214,909        319,098         289,288
  Selling and distribution          17,889         26,826          24,088
  General and administrative         7,801         11,644          12,313

                                   240,599        357,568         325,689

Income before provision
  for income taxes                   3,441          7,017           4,935

Provision for income taxes             101            206              58

Net income                        $  3,340       $  6,811        $  4,877



The accompanying notes are an integral part of the financial statements.




                          LEPRINO FOODSERVICE DISTRIBUTION
                       (A DIVISION OF LEPRINO FOODS COMPANY)
                             STATEMENT OF CASH FLOWS


                                  31 Weeks             Year Ended
                                    Ended       --------------------------
                                    June 4,      October 30,    October 31,
                                     1994           1993           1992
Cash flows from
operating activities
                                                (in thousands)

Net income                          $3,340         $6,811        $4,877
Adjustments to reconcile
  net income to net cash
  provided by operating activities

    Depreciation                     1,454          2,396         2,344
    Provision for doubtful
      accounts                          98         (1,482)          138
    Net (gain) loss on disposition
      of property, plant and
      equipment                        (36)          (118)           47

  Changes in asset and liabilities
    Receivables                     (2,682)        (3,605)         (324)
    Inventories                       (826)        (4,244)       (2,033)
    Accounts payable and
      accrued liabilities            2,395          2,014         1,009


Net cash provided by (used for)
    Operating activities             3,743          1,772         6,058
    Investing activities            (2,749)        (1,287)       (2,970)
    Financing activities              (994)          (485)       (3,088)

Net increase in cash                     0              0             0

Cash and cash equivalents
  beginning of period                    3              3             3

  end of period                    $     3        $     3        $    3


The accompanying notes are an integral part of the financial statements.




                         LEPRINO FOODSERVICE DISTRIBUTION
                       (A DIVISION OF LEPRINO FOODS COMPANY)
                             STATEMENT OF CASH FLOWS
                                   (continued)


                                  31 Weeks              Year Ended
                                   Ended       --------------------------
                                   June 4,     October 30,     October 31,
                                    1994          1993            1992
Cash flows from
investing activities
                                            (in thousands)

Capital expenditures              $(2,938)      $(1,842)        $(3,111)
Proceeds from sales of
  property, plant
  and equipment                       185           551             159
Other                                   4             4             (18)


Net cash used for
  investing activities            $(2,749)      $(1,287)        $(2,970)



Cash flows from
financing activities

Net change in
  interdivisional payable         $  (994)      $  (485)        $(3,088)

Net cash provided by
  (used for) financing
  activities                      $  (994)      $  (485)        $(3,088)



The accompanying notes are an integral part of the financial statements.




                     LEPRINO FOODSERVICE DISTRIBUTION
                   (A DIVISION OF LEPRINO FOODS COMPANY)

                      NOTES TO FINANCIAL STATEMENTS

NOTE 1:

General Information

Leprino Foodservice Distribution (FSD, a division of Leprino Foods Company) serves customers in the foodservice industry through a full-line foodservice distribution network which supplies primarily pizza and select limited menu multi-unit establishments.

On June 17, 1994, Leprino Foods Company (LFC) and its principal shareholder (Shareholder) signed an agreement in principle (Agreement) providing for the sale of substantially all of the net assets of LFC's foodservice distribution business to a wholly-owned subsidiary of International Multifoods Corporation. The Agreement also calls for the sale by the Shareholder of three distribution warehouses owned by the Shareholder and currently leased by FSD. Additionally, the Agreement provides for certain other definitive agreements which include a cheese supply agreement that sets forth the buyer's minimum purchase obligations for LFC's cheese products over a five-year period and a non-compete agreement precluding LFC from re-entering the foodservice distribution business in the United States for a minimum of five years.

Sales to a significant franchise concept represented 25.9% of FSD's sales in 1994, 25.0% in 1993 and 22.9% in 1992. No individual franchisee accounted for sales in excess of 10% in any period presented.

Basis of Presentation and Significant Accounting Policies

Basis of Presentation: The accompanying financial statements present FSD as if it had existed as a company separate from LFC and includes the historical assets, liabilities, revenues and expenses that are directly related to LFC's foodservice distribution business.

FSD's financial statements include all the direct costs of operating the business. General and administrative expenses specifically incurred by LFC on behalf of FSD were included while costs which were not incurred specifically for any of LFC's divisions were allocated to FSD based on relative assets employed during each period. Management believes the foregoing allocations were made on a reasonable basis. Nonetheless, the financial information included herein may not necessarily reflect the financial position and results of operations of FSD in the future or what the financial position or results of operations of FSD would have been as a separate, stand-alone company during the periods presented.

Fiscal year: LFC and FSD utilize a 52 or 53 week convention, with each year ending on the Saturday nearest October 31. Fiscal years 1992 and 1993 were both 52 weeks. Financial information presented for 1994 is for the 31 week period ended June 4, 1994. Due to the seasonal nature of FSD's business, the results of operations for the 31 weeks ended June 4, 1994 are not necessarily representative of such results for a full fiscal period.

Accounts receivable and accounts payable: The carrying amount of the accounts receivable and accounts payable balances approximate their fair value.

Inventories: Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method.

Interdivisional payable: The interdivisional payable balance reflects the interdivisional financing requirements necessary to reflect FSD as a separate entity assuming no interdivisional balances were outstanding at June 4, 1994. No provision for interest has been made on such interdivisional balances.

Property, plant and equipment: Land, building, and equipment are capitalized at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Ordinary repair and maintenance are expensed as incurred.

Debt: None of the indebtedness of LFC has been secured or collateralized by the assets employed in FSD, and accordingly, there were no debt instruments or interest costs reflected.

Cash: The only cash allocated to FSD were the nominal petty cash balances maintained at the distribution centers.

NOTE 2 - Receivables

Receivables consist of the following (in thousands):

                                June 4,       October 30,      October 31,
                                 1994            1993             1992

Trade                          $23,076         $20,112          $17,412
Other                              761           1,114              440
Allowance for
  doubtful accounts             (1,111)         (1,084)          (2,798)

                               $22,726         $20,142          $15,054

In 1991, FSD established a $2.4 million reserve for the possible bad debt from a major customer. Due to improved circumstances, a portion of this reserve was reversed in 1993, resulting in an increase to net income of $1.9 million.


NOTE 3 - Inventories

Inventories consist of the following (in thousands):

                                June 4,       October 30,      October 31,
                                 1994            1993             1992

Resale products                $22,057         $21,249          $16,988
Supplies                           313             295              312

                               $22,370         $21,544          $17,300


NOTE 4 - Property, plant and equipment

Property, plant and equipment consist of the following (in thousands):

                                June 4,       October 30,      October 31,
                                 1994            1993             1992

Land                           $ 1,519         $ 1,519          $ 1,767
Building and improvements        8,787           8,656            8,199
Machinery and equipment          9,714           9,445            9,073
Furniture and fixtures           2,308           2,321            2,123
Transportation equipment         7,050           7,516            8,476
Construction in progress         2,212              47              479

                                31,590          29,504          $30,117

Less - accumulated
  depreciation                 (12,507)        (11,756)         (11,382)

                               $19,083         $17,748          $18,735


NOTE 5 - Income taxes

LFC is taxed as an S Corporation under the Internal Revenue Code. As such, it is not directly liable for federal and, with certain exceptions, state income taxes. Rather, LFC's income, deductions, losses and credits pass directly through to its stockholders and such amounts are included in their individual income tax returns. The provision for income taxes for FSD is based upon managements' estimate of those state income taxes applicable to FSD.


NOTE 6 - Commitments

LFC leases certain transportation equipment, distribution warehouses, and computer equipment applicable to FSD. These leases are accounted for as operating leases. The transportation equipment leases expire at various times over the next one to seven years and provide for month-to-month renewals at the end of the primary terms. The facility leases generally contain renewal options and escalation clauses and expire over the next three years. Minimum gross rental commitments under these leases at October 30, 1993 are as follows (in thousands):

            1994                 $2,905
            1995                  1,620
            1996                  1,142
            1997                    901
            1998                    503
            Thereafter              109

                                 $7,180

Three of the FSD warehouses are leased from the Shareholder. These leases expire in 1994. Rental expense under these leases was $516,000 in 1994, $906,000 in 1993, and $988,000 in 1992.

Aggregate rental expense under all operating leases was $1,541,000 in 1994, $2,484,000 in 1993, and $1,960,000 in 1992.


NOTE 7 - Employee benefit plans

All full-time employees who have at least one year of continuous employment are eligible to participate in the LFC's profit sharing plan. LFC's contribution is determined annually by its Board of Directors.
The portion of the contribution allocated to the employees supporting FSD was $1,214,000 in 1993, and $839,000 in 1992. FSD has accrued
$510,000 in the 1994 results of operations. LFC's policy is to fund amounts accrued. The Company may terminate this plan at any time.

LFC has a deferred compensation plan for certain key employees which provides long-term incentives and an opportunity to participate in the equity appreciation of LFC. Awards under the plan are based upon a combination of measured individual performance and financial performance of LFC. Vested benefits at the time of retirement, death, disability or severance of employment are payable in ten annual installments at the time of retirement. The expense for this plan associated with the eligible employees engaged directly in FSD totaled $76,000 in 1994, $129,000 in 1993, and $102,000 in 1992. Such amounts have not been funded. The deferred compensation plan has specific provisions for the sale of a division. Upon completion of the sale of FSD, the affected key employees will no longer be participants of the plan and their balances will be fully vested and the associated liability may be funded. LFC has not determined the additional cost of this occurrence but the amount is not expected to be significant.

LFC established a retirement savings plan (401(k) Plan) on January 1, 1993, under Section 401(k) of the Internal Revenue Code. Employees who are at least 21 years old and who have completed one year of eligible service may become "participants" in the 401(k) Plan. LFC matches 50% of the participant's contribution to the 401(k) plan not to exceed 3% of the participant's annual compensation or $1,500, if less. The amounts expensed for LFC's matching contributions to the 401(k) Plan for employees supporting FSD were $129,000 in 1994 and $173,000 for 1993.

The financial statements for the 31 weeks ended June 4, 1994 include charges for the portion of LFC's annual budgeted expenses related to the profit sharing plan, deferred compensation plan, 401(k) Plan and employee bonuses applicable to this period.

In December 1990, the FASB issued Statement of Financial Accounting Standards (FAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". There is no postretirement benefit obligation associated with the foodservice distribution business.

In November 1992, the FASB issued FAS No. 112 "Employers' Accounting for Postemployment Benefits". LFC does not believe that the amount of the liability, if any, will be material.


NOTE 8 - Related party transaction

FSD purchases mozzarella cheese products from LFC. During 1994, 1993 and 1992 FSD purchased $17.9 million, $27.1 million and $30.6 million, respectively, for resale to customers.




                   INTERNATIONAL MULTIFOODS CORPORATION
                  Introduction to Pro Forma Consolidated
                Condensed Financial Information (Unaudited)


     As described in Item 2, on August 22, 1994, the Company completed the acquisition of substantially all of the assets of Leprino Foods Company's specialty foodservice distribution business ("Leprino
Distribution Business").

     As discussed in the Company's Form 8-K dated June 1, 1994, the Company completed the divestiture of its Frozen Specialty Foods business on June 1, 1994 and its Meats business on May 2, 1994. The divestiture of the Frozen Specialty Foods business resulted in a net gain which will be reported in the Company's results of operations in the quarter ended August 31, 1994.

     The following unaudited pro forma financial statements reflect the impact of the transactions described above, in the manner described in the accompanying notes, to the historical statement of earnings for the three months ended May 31, 1994, the statement of operations for the year ended February 28, 1994 and the balance sheet as of May 31, 1994.

     The pro forma financial information is not intended to reflect the results of operations or financial position of the Company which actually would have resulted had these transactions occurred on the assumed dates.

     The pro forma financial information should be read in conjunction with the accompanying notes which follow and the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended February 28, 1994 and its quarterly report on Form 10-Q for the three months ended May 31, 1994.




            International Multifoods Corporation and Subsidiaries
                Pro Forma Consolidated Condensed Balance Sheet
                                May 31, 1994
                                 (Unaudited)

                                (in thousands)

                                                                Pro Forma
                                                 --------------------------------------
                                                    Adjustments (a)(b)
                                                 -------------------------
                                    Historical   Divestiture   Acquisition      Results
Assets
Current assets:
  Cash and equivalents                $ 16,052     $       0      $      0     $ 16,052
  Trade accounts receivable,
    net of allowance                   133,593        (9,525)       21,851      145,919
  Inventories                          203,266       (22,376)       22,370      203,260
  Other current assets                  66,443         1,190           323       67,956
      Total current assets             419,354       (30,711)       44,544      433,187

Property, plant and
  equipment, net                       238,548       (43,598)       31,083      226,033
Goodwill                                71,216       (10,977)       34,500       94,739
Other assets                            55,744       (19,120)       21,092       57,716
Total assets                          $784,862     $(104,406)     $131,219     $811,675

Liabilities and Shareholders' Equity
Current liabilities:
  Notes payable                       $ 62,753     $(135,772)     $110,000     $ 36,981
  Current portion of
    long-term debt                       3,522          (172)            0        3,350
  Accounts payable                     138,446        (6,700)       16,567      148,313
  Other current liabilities             80,869        22,088         4,652      107,609
      Total current liabilities        285,590      (120,556)      131,219      296,253

Long-term debt, net of
  current portion                      188,939             0             0      188,939
Other liabilities                       63,776       (13,488)            0       50,288
      Total liabilities                538,305      (134,044)      131,219      535,480

Redeemable preferred stock               3,626             0             0        3,626

Shareholders' equity                   242,931        29,638             0      272,569

Total liabilities and
  shareholders' equity                $784,862     $(104,406)     $131,219     $811,675



(a) The pro forma adjustments assume that the Frozen Specialty Foods divestiture and the Leprino Distribution Business acquisition took place on May 31, 1994. The Meats business divestiture was completed on May 2, 1994 and, accordingly, the historical balance sheet reflects the effects of this transaction. The Frozen Specialty Foods divestiture adjustments reflect the application of proceeds, the elimination of assets transferred to and liabilities assumed by the buyer, and accruals for estimated additional costs directly attributable to the divestiture. The application of proceeds from the divestiture are assumed to reduce debt obligations. The Leprino Distribution Business acquisition adjustments reflect the purchase of assets and assumption of liabilities, the use of the Frozen Specialty Foods divestiture proceeds to fund the purchase and the recognition of goodwill and other intangible assets.

(b) Goodwill and other assets represent an estimate of the intangible assets associated with the acquisition.




                International Multifoods Corporation and Subsidiaries
               Pro Forma Consolidated Condensed Statement of Earnings
                         Three Months Ended May 31, 1994
                                    (Unaudited)

                      (in thousands, except per share data)

                                                                Pro Forma
                                                 --------------------------------------
                                                    Adjustments (a)
                                                 -------------------------
                                    Historical  Divestitures   Acquisition      Results
Net sales                             $579,730      $(58,345)     $108,056     $629,441
Cost of sales                         (480,811)       41,942       (95,993)    (534,862)
Delivery and distribution              (34,553)        3,893        (6,039)     (36,699)
Selling, general
  and administrative                   (55,616)       10,989        (4,812)     (49,439)
Interest, net                           (3,355)        1,401(b)     (1,100)(c)   (3,054)
Corporate                                 (333)            0             0         (333)

  Earnings (loss) before
    income taxes                         5,062          (120)          112        5,054

Income taxes                            (2,025)          130           (45)      (1,940)
      Net earnings                    $  3,037      $     10      $     67     $  3,114

Net earnings per share
  of common stock                     $    .17      $      0      $      0     $    .17

Average shares of common
  stock outstanding                     18,107                                   18,107


(a) The pro forma statement of earnings for the three months ended May 31, 1994 assumes that the Frozen Specialty Foods and Meats businesses divestitures and the Leprino Distribution Business acquisition took place on March 1, 1994. The pro forma divestitures adjustments include the elimination of net sales and expenses of the businesses. The net gain on the divestiture of the Frozen Specialty Foods business has not been included. The pro forma acquisition adjustments include the net sales and expenses of the acquired business for the three months ended May 31, 1994, amortization of goodwill, depreciation and other adjustments based on the allocated purchase price of net assets acquired, and calculation of income taxes based on the Company's tax rate. The pro forma adjustments do not include the benefits from synergies the Company anticipates realizing in the future from the integration of the acquired business and the Company's pizza restaurant distribution business. The pro forma adjustments also do not include charges the Company will report in the second quarter ended August 31, 1994 for integrating these businesses. The Company is currently in the process of estimating the costs associated with the integration, which will include the closing of duplicate facilities of the Company.

(b) The pro forma adjustment to reduce interest expense from the divestitures is the result of net proceeds which were used to reduce debt obligations. Net proceeds represent the aggregate sales price reduced by additional costs directly attributable to the divestiture transactions, including taxes.

(c) The acquisition pro forma adjustment results in an increase to interest expense as a result of debt obligations incurred to fund the purchase price.




             International Multifoods Corporation and Subsidiaries
           Pro Forma Consolidated Condensed Statement of Operations
                        Year Ended February 28, 1994
                                (Unaudited)

                    (in thousands, except per share data)

                                                                Pro Forma
                                                 --------------------------------------
                                                    Adjustments (a)
                                                 -------------------------
                                    Historical   Divestitures   Acquisition      Results
Net sales                           $2,224,710     $(259,628)     $368,947    $2,334,029
Cost of sales                       (1,810,248)      187,036      (325,399)   (1,948,611)
Delivery and distribution             (141,838)       16,491       (21,293)     (146,640)
Selling, general
  and administrative                  (203,797)       46,285       (18,075)     (175,587)
Unusual items                          (70,007)                                  (70,007)
Interest, net                          (10,685)        4,290(b)     (3,630)(c)   (10,025)
Corporate                                 (852)                                     (852)
Losses from unconsolidated
  affiliates                           (12,187)                                  (12,187)

    Earnings (loss) before
      income taxes                     (24,904)       (5,526)          550       (29,880)
Income taxes                            11,466         2,376          (256)       13,586
        Net earnings (loss)         $  (13,438)     $ (3,150)     $    294    $  (16,294)

Net earnings (loss) per
  share of common stock             $     (.72)     $   (.17)     $    .02    $     (.87)

Average shares of common
  stock outstanding                     18,911                                    18,911



(a) The pro forma statement of operations for the year ended February 28, 1994 assumes that the Frozen Specialty Foods and Meats businesses divestitures and the Leprino Distribution Business acquisition took place on March 1, 1993. The pro forma divestitures adjustments include the elimination of net sales and expenses of the businesses. The impact on the net loss per share from the write-down of the Meats business net assets was $.67 which is included in the historical statement of operations and has not been eliminated in the pro forma results. The pro forma acquisition adjustments include the net sales and expenses of the acquired business for the fiscal year ended November 30, 1993, amortization of goodwill, depreciation and other adjustments based on the allocated purchase price of net assets acquired, and calculation of income taxes based on the Company's tax rate. The pro forma adjustments do not include the benefits from synergies the Company anticipates realizing in the future from the integration of the acquired business and the Company's pizza restaurant distribution business. The pro forma adjustments also do not include charges the Company will report in the second quarter ended August 31, 1994 for integrating these businesses. The Company is currently in the process of estimating the costs associated with the integration, which will include the closing of duplicate facilities of the Company.

(b) The pro forma adjustment to reduce interest expense from the divestitures is the result of net proceeds which were used to reduce debt obligations. Net proceeds represent the aggregate sales price reduced by additional costs directly attributable to the divestiture transactions, including taxes.

(c) The acquisition pro forma adjustment results in an increase to interest expense as a result of debt obligations incurred to fund the purchase price.





                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                INTERNATIONAL MULTIFOODS CORPORATION



Date:  October 28, 1994         By   /s/ Duncan H. Cocroft
                                     Duncan H. Cocroft
                                     Vice President - Finance and
                                          Chief Financial Officer